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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
of Wells Fargo & Company

We consent to the incorporation by reference in this Registration Statement of Wells Fargo & Company on Form S-4 of our reports dated November 18, 1999, appearing in the Annual Report on Form 10-K of Ragen MacKenzie Group Incorporated for the year ended September 24, 1999, and to the reference to our firm under the heading "Experts" in the prospectus, which is part of this Registration Statement.

__________________________

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

February 9, 2000